UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2019
ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
910 West Legacy Center Way, Suite 500, Midvale, Utah
(Address of principal executive offices; zip code)

(801) 263-0699
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On March 12, 2019, ZAGG Inc (the “Company”) issued a press release announcing the results of operations for the year ended December 31, 2018, and made publicly available certain supplemental financial information, including commentary on results of operations from Bradley J. Holiday, Chief Financial Officer (“CFO”). The supplemental financial information - financial tables is furnished with this report as Exhibit 99.1, the press release is furnished with this report as Exhibit 99.2, and the supplemental financial information - CFO commentary is furnished with this report as Exhibit 99.3.
The Company will also hold its earnings conference call on March 12, 2019. The conference call will be available to interested parties through a live audio Internet broadcast accessible at investors.ZAGG.com under the events tab. A podcast of the conference call will be archived at investors.ZAGG.com for one year. The URLs are included here as inactive textual references. Information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
Departure of Chief Financial Officer
On March 11, 2019, Bradley J. Holiday announced that he would step down as the Company's CFO, and transition to the role of Senior Vice President, Finance and Strategic Projects, effective March 31, 2019.
Appointment of Chief Financial Officer
On March 11, 2019, Taylor Smith was appointed to serve as the Company's new CFO, effective March 31, 2019. Until his appointment becomes effective, Mr. Smith, [42], will continue to serve as the Company's Vice President, Finance and Accounting, a position he has held since January 2013. Prior to his service in that capacity, Mr. Smith served as the Company's Director of SEC Reporting. Before joining the Company in July 2011, Mr. Smith served in various roles at KPMG LLP starting in August 2004, including senior manager, manager, senior associate, and associate within the audit group. Mr. Smith is a licensed certified public accountant and holds a B.S. and Masters in Accountancy from Brigham Young University.
Mr. Smith has no family relationships with any of the Company’s directors or any other executive officer.
Mr. Smith has had no transactions with a related person during the last fiscal year nor during the interim period hereof required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as CFO, Mr. Smith entered into an employment agreement with the Company, effective March 31, 2019 (the “Agreement”), specifying certain terms of his employment, including his functions as the CFO of the Company. Pursuant to the Agreement, Mr. Smith will earn an annual base salary of $280,000 and will be eligible to receive a cash bonus of up to $84,000 based on the achievement of certain functional team goals, cost reduction targets, and strategic initiatives. For 2020 and each year thereafter, the Compensation Committee of the Board of Directors ( the “Compensation Committee”) will determine the amount of the potential cash bonus Mr. Smith will be eligible to receive.
Mr. Smith will also be granted a restricted stock unit (“RSU”) award from the Company, equal to the share equivalent of $200,000 on the date of grant (pro-rated for 2019 service); this award is earned based on the achievement of net sales and Adjusted EBITDA targets established by the Compensation Committee for fiscal 2019 and will vest one-third on each of the first, second, and third anniversaries of the date earned. For 2020 and each year thereafter, the Compensation Committee will determine the amount of the target annual incentive RSU award Mr. Smith will be eligible to receive.
Concurrent with the execution of the Agreement, Mr. Smith and the Company entered into a Change of Control Agreement, which provides, among other things, that if Mr. Smith’s employment with the Company is terminated for good reason (as defined in the Change of Control Agreement) or by the Company without cause (other than on account of death or disability), in each case within 12 months following a change of control (as defined in the Change of Control Agreement), and subject to the execution of a general release in a form satisfactory to ZAGG International, (a) Mr. Smith will be entitled to receive severance pay equal to the annual base salary plus the annual targeted cash bonus in effect for the year of the termination (the “Severance Pay”), payable in twelve (12) equal bi-weekly installments, and (b) the vesting and exercisability of each equity award granted to Mr. Smith will automatically accelerate in full to the extent set forth in the applicable equity award agreement between Mr. Smith and the Company.
The foregoing summary of the terms and conditions of the Agreement and the Change of Control Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement and the Change of Control Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
Press release regarding change of Officers
On March 12, 2019, the Company issued a press release relating to the above-listed changes in its officers. A copy of the press release is furnished as Exhibit 99.4 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated March 11, 2019, between ZAGG Inc and Taylor Smith

10.2	Change of Control Agreement, dated March 11, 2019, between ZAGG Inc and Taylor Smith

99.1	Supplemental Financial Information - Financial Tables for the Year Ended December 31, 2018

99.2	Results of Operations Press Release dated March 12, 2019

99.3	Supplemental Financial Information - CFO Commentary on the Fourth Quarter 2018 Financial Results

99.4	Change of Officers Press Release dated March 12, 2019
The information contained or referenced in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, and 99.3 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: March 12, 2019	/s/ Bradley J. Holiday
Bradley J. Holiday
Chief Financial Officer
(Principal financial officer)